Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Pauline E. Higgins

Vice President and Assistant General Counsel

JPMorgan Chase Bank, National Association

707 Travis Street, 4th Floor North

Houston, Texas 77002

Tel:  (713) 216-1436

(Name, address and telephone number of agent for service)

Lehman Brothers Holdings Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3216325
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

745 Seventh Avenue
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Floating Rate Junior Subordinated Deferrable Interest Debenture due 2035
of Lehman Brothers Holdings Inc.

(Title of the indenture securities)

GENERAL

Item 1.    General Information.

                Furnish the following information as to the trustee:

                                                (a)   Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency, Washington, D.C.

                        Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

                        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

                (b)   Whether it is authorized to exercise corporate trust powers.

                        Yes.

Item 2.    Affiliations with the Obligor and Guarantors.

                If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

2

Item 16.     List of Exhibits

                    List below all exhibits filed as a part of this Statement of Eligibility.

                    1.         A copy of  the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed on November 18, 2004 in connection with Registration Statement No. 333-106575 which is incorporated by reference).

                    2.         A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business (see Exhibit 2 to Form T-1 filed on November 18, 2004 in connection with Registration Statement No. 333-106575 which is incorporated by reference).

                    3.         None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

                    4.         A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed on November 18, 2004 in connection with Registration Statement No. 333-106575 which is incorporated by reference).

                    5.         Not applicable.

                    6.         The consent of the Trustee required by Section 321(b) of the Act

(see Exhibit 6 to Form T-1 filed on November 18, 2004 in connection with Registration Statement No. 333-106575 which is incorporated by reference).

                    7.         A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                    8.         Not applicable.

                    9.         Not applicable.

SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee,  JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 21st day of October, 2005.

JPMORGAN CHASE BANK, N.A.

By	/s/ Tai B. Lee
Vice President

3

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43271

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business June 30, 2005, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$33,595
Interest-bearing balances	9,074
Securities:
Held to maturity securities	92
Available for sale securities	46,530
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	27,359
Securities purchased under agreements to resell	162,222
Loans and lease financing receivables:
Loans and leases held for sale.	28,317
Loans and leases, net of unearned income	$348,961
Less: Allowance for loan and lease losses	4,676
Loans and leases, net of unearned income and allowance	344,285
Trading Assets	231,417
Premises and fixed assets (including capitalized leases)	8,360
Other real estate owned	142
Investments in unconsolidated subsidiaries and associated companies	818
Customers’ liability to this bank on acceptances outstanding	549
Intangible assets
Goodwill	23,432
Other Intangible assets	9,440
Other assets	47,481
TOTAL ASSETS	$973,113

LIABILITIES
Deposits
In domestic offices	$383,950
Noninterest-bearing	$141,374
Interest-bearing	242,576
In foreign offices, Edge and Agreement subsidiaries and IBF’s	145,247
Noninterest-bearing	$7,348
Interest-bearing	137,899
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,743
Securities sold under agreements to repurchase	93,698
Trading liabilities	117,933
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	79,495
Bank’s liability on acceptances executed and outstanding	549
Subordinated notes and debentures	17,982
Other liabilities	40,922
TOTAL LIABILITIES	888,519
Minority Interest in consolidated subsidiaries	1,426
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	58,838
Retained earnings	22,718
Accumulated other comprehensive income	(173)
Other equity capital components	0
TOTAL EQUITY CAPITAL	83,168
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$973,113

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

                                                                JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)